Exhibit 16.1

February 13, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Change in Accountants section of Dynacast International Inc.’s registration statement on Form S-4 dated February 13, 2012, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE LLP